The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated June 17, 2021.

June 2021
Preliminary Pricing Supplement No. T2092
Registration Statement No. 333-238458-02
Dated June 17, 2021
Filed pursuant to Rule 424(b)(2)

Auto-Callable Securities due June 27, 2024

Based on the Performance of the Worst Performing of Three Underlyings

Principal at Risk Securities

Unlike ordinary debt securities, the Auto-Callable Securities due June 27, 2024 based on the performance of the worst performing of three Underlyings, which we refer to as the “securities”, do not provide for the regular payment of interest or guarantee the return of any principal at maturity. The securities will be automatically redeemed if the closing level of each Underlying on any Call Observation Date is greater than or equal to its Call Level, and for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium applicable to that Call Observation Date, as set forth below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to its Downside Threshold Level, per security you will receive $10 plus the Contingent Return of $2.73. However, if the securities are not automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, meaning that the Worst Performing Underlying has depreciated by more than 30% from its Initial Level, the payment due at maturity per security will be significantly less than $10 by an amount that is proportionate to the full percentage decline in the level of the Worst Performing Underlying from its Initial Level to its Final Level. Under these circumstances, the Redemption Amount per security will be less than $7 and could be zero. Accordingly, you may lose your entire initial investment in the securities. All payments on the securities, including any repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlyings:	The Underlyings are set forth in the table below. For more information on the Underlyings, see “The Underlyings” herein. Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level, Downside Threshold Level and Call Level:
	Underlying	Ticker	Initial Level	Downside Threshold Level	Call Level
	S&P 500® Index	SPX <Index>
	Nasdaq-100 Index®	NDX <Index>
	EURO STOXX® Banks Index	SX7E <Index>
Aggregate Principal Amount:	$
Principal Amount:	$10 per security. The securities are offered at a minimum investment of 100 securities at $10 per security (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Price to Public:	$10 per security (see “Commissions and Price to Public” below)
Trade Date:	June 22, 2021
Settlement Date:	June 25, 2021 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Valuation Date:	June 24, 2024, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	June 27, 2024, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Distributor:	Morgan Stanley Smith Barney LLC (“MSSB”). See “Supplemental Plan of Distribution (Conflicts of Interest).”
Calculation Agent:	Credit Suisse International
Listing:	The securities will not be listed on any securities exchange.
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 11 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, any product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$10	$0.25(1)
		$0.05(2)	$9.70
Total	$	$	$

(1) We or one of our affiliates may pay to MSSB varying discounts and commissions of up to $0.30 per $10 principal amount of securities, of which $0.05 per $10 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $0.05 for each security.

The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $10 principal amount of the securities on the Trade Date will be between $9.20 and $9.70 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the Trade Date. See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Auto-Callable Securities due June 27, 2024

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Key Terms continued from previous page:
Automatic Redemption:	If a Call Event occurs on any Call Observation Date, the securities will be automatically redeemed on the immediately following Automatic Redemption Date and you will receive a cash payment equal to the principal amount of the securities you hold plus the Automatic Redemption Premium applicable to that Call Observation Date (such payment, the “Automatic Redemption Amount”). No further payments will be made in respect of the securities following an Automatic Redemption. Any payment on the securities is subject to our ability to pay our obligations as they become due.
Call Event:	A Call Event will occur if, on any Call Observation Date, the closing level of each Underlying on such Call Observation Date is equal to or greater than its respective Call Level.
Call Level:	For each Underlying, 100% of the Initial Level of such Underlying, as set forth in the table above.
Automatic Redemption Premiums:	For each $10 principal amount of securities you hold:

• Expected to be $0.91 if a Call Event occurs on the First Call Observation Date

• Expected to be $1.1375 if a Call Event occurs on the Second Call Observation Date

• Expected to be $1.365 if a Call Event occurs on the Third Call Observation Date

• Expected to be $1.5925 if a Call Event occurs on the Fourth Call Observation Date

• Expected to be $1.82 if a Call Event occurs on the Fifth Call Observation Date

• Expected to be $2.0475 if a Call Event occurs on the Sixth Call Observation Date

• Expected to be $2.275 if a Call Event occurs on the Seventh Call Observation Date

• Expected to be $2.5025 if a Call Event occurs on the Eighth Call Observation Date

Redemption Amount:	On the Maturity Date, for each $10 principal amount of securities you hold, determined as follows:

• If the Final Level of the Worst Performing Underlying is greater than or equal to its Downside Threshold Level, an amount calculated as follows:

$10 + the Contingent Return

• If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, an amount calculated as follows:

$10 × Underlying Return of the Worst Performing Underlying

Under these circumstances, the Redemption Amount will be significantly less than the stated principal amount of $10, and will represent a loss of more than 30%, and possibly all, of your investment.

Contingent Return:	$2.73 per security (27.30% of the stated principal amount, to be determined on the Trade Date)
Downside Threshold Level:	For each Underlying, approximately 70% of the Initial Level of such Underlying, as set forth in the table above.
Initial Level:	For each Underlying, the closing level of such Underlying on the Trade Date. In the event that the closing level for any Underlying is not available on the Trade Date, the Initial Level for such Underlying will be determined on the immediately following trading day on which a closing level is available.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date
Key Dates:	Call Observation Dates	Automatic Redemption Dates
	June 22, 2022	June 27, 2022
	September 22, 2022	September 27, 2022
	December 22, 2022	December 29, 2022
	March 22, 2023	March 27, 2023
	June 22, 2023	June 27, 2023
	September 22, 2023	September 27, 2023
	December 22, 2023	December 29, 2023
	March 22, 2024	March 27, 2024
The Key Dates are subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Underlying Return:	For each Underlying, the Final Level of such Underlying divided by its Initial Level
Worst Performing Underlying:	The Underlying with the lowest Underlying Return
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities— Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

• a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP / ISIN:	22552Y333 / US22552Y3339

Auto-Callable Securities due June 27, 2024

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Additional Terms Specific to the Securities

You should read this pricing supplement together with the underlying supplement dated June 18, 2020, the product supplement dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011950/dp130454_424b2-eus.htm

•	Product Supplement No. I–B dated June 18, 2020: https://www.sec.gov/Archives/edgar/data/1053092/000095010320011955/dp130588_424b2-ps1b.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020: https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

For purposes of any accompanying product supplement, a “Call Observation Date” is a “calculation date.”

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

June 2021	Page 3

Auto-Callable Securities due June 27, 2024

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to the following defined term used in any accompanying product supplement will be deemed to refer to the corresponding defined term used in this pricing supplement, as set forth in the table below:

Product Supplement Defined Term	Pricing Supplement Defined Term
Knock-In Level	Downside Threshold Level
Lowest Performing Underlying	Worst Performing Underlying
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Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

The Auto-Callable Securities due June 27, 2024 based on the worst performing of three Underlyings do not provide for the regular payment of interest or guarantee the return of any principal at maturity. The securities will be automatically redeemed if the closing level of each Underlying on any Call Observation Date is greater than or equal to its respective Call Level, and for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium applicable to such Call Observation Date. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the Final Level of the Worst Performing Underlying is greater than or equal to its Downside Threshold Level, you will receive per security $10 plus the Contingent Return of $2.73. However, if the securities are not automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, meaning that the Worst Performing Underlying has depreciated by more than 30% from its Initial Level, the payment due at maturity per security will be significantly less than $10 by an amount that is proportionate to the full percentage decline in the level of the Worst Performing Underlying from its Initial Level to its Final Level. Under these circumstances, the Redemption Amount per security will be less than $7 and could be zero. Accordingly, you may lose your entire initial investment in the securities.

Maturity:	Approximately three years
Automatic Redemption:	If, on any Call Observation Date, the closing level of each Underlying is greater than or equal to its respective Call Level, the securities will be automatically redeemed and you will receive the applicable Automatic Redemption Amount on the related Automatic Redemption Date.
Automatic Redemption Amount:

The Automatic Redemption Amount per security will equal $10 plus the Automatic Redemption Premium applicable to that Call Observation Date, as set forth below:

• 1st Call Observation Date: $0.91

• 2nd Call Observation Date: $1.1375

• 3rd Call Observation Date: $1.365

• 4th Call Observation Date: $1.5925

• 5th Call Observation Date: $1.82

• 6th Call Observation Date: $2.0475

• 7th Call Observation Date: $2.275

• 8th Call Observation Date: $2.5025

No further payments will be made on the securities once they have been redeemed.

Redemption Amount:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•  If the Final Level of the Worst Performing Underlying is greater than or equal to its Downside Threshold Level, an amount calculated as follows:

$10 + Contingent Return

•  If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, an amount calculated as follows:

$10 × Underlying Return of the Worst Performing Underlying

If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, investors will be fully exposed to the negative performance of the

June 2021	Page 5

Auto-Callable Securities due June 27, 2024

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Worst Performing Underlying and will receive a Redemption Amount that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.
June 2021	Page 6

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Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, if the closing level of each Underlying on any Call Observation Date is greater than or equal to its respective Call Level, for each security you hold you will receive a cash payment equal to $10 plus the Automatic Redemption Premium applicable to such Call Observation Date.

The following scenarios are for illustrative purposes only to demonstrate how an Automatic Redemption Amount or the Redemption Amount (if the securities have not previously been redeemed) is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the Redemption Amount may be less than $10 and may be zero.

Scenario 1: The securities are automatically redeemed prior to maturity	When each Underlying closes at or above its respective Call Level on any Call Observation Dates, the securities will be automatically redeemed for a cash payment equal to $10 plus the Automatic Redemption Premium applicable to such Call Observation Date. Investors do not participate in any appreciation of any Underlying.
Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive a fixed positive return at maturity	This scenario assumes that each Underlying closes below its respective Call Level on each Call Observation Date. Consequently, the securities are not redeemed prior to maturity. On the Valuation Date, the Worst Performing Underlying closes at or above its Downside Threshold Level. At maturity, investors will receive a cash payment equal to $10 plus the Contingent Return of $2.73.
Scenario 3: The securities are not automatically redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that each Underlying closes below its respective Call Level on each Call Observation Date. Consequently, the securities are not redeemed prior to maturity. On the Valuation Date, the Worst Performing Underlying closes below its Downside Threshold Level. At maturity, investors will receive an amount equal to $10 multiplied by the Underlying Return of the Worst Performing Underlying. Under these circumstances, the Redemption Amount will be significantly less than $10 and could be zero.
June 2021	Page 7

Auto-Callable Securities due June 27, 2024

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each Underlying on each Call Observation Date, and the Redemption Amount will be determined by reference to the closing level of the Worst Performing Underlying on the Valuation Date. The actual Initial Levels, Downside Threshold Levels, Call Levels, Automatic Redemption Amounts and Contingent Return will be determined on the Trade Date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Worst Performing Underlying:	EURO STOXX® Banks Index
Hypothetical Initial Level of the Worst Performing Underlying:	90
Hypothetical Downside Threshold Level of the Worst Performing Underlying:	63, which is 70% of its hypothetical Initial Level
Early Redemption Payment:

The Automatic Redemption Amount per security will equal $10 plus the Automatic Redemption Premium applicable to each Call Observation Date, as set forth below:

• 1st Call Observation Date: $0.91

• 2nd Call Observation Date: $1.1375

• 3rd Call Observation Date: $1.365

• 4th Call Observation Date: $1.5925

• 5th Call Observation Date: $1.82

• 6th Call Observation Date: $2.0475

• 7th Call Observation Date: $2.275

• 8th Call Observation Date: $2.5025

No further payments will be made on the securities once they have been redeemed.

Contingent Return:	$2.73
Redemption Amount:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•  If the Final Level of the Worst Performing Underlying is greater than or equal to its Downside Threshold Level, an amount calculated as follows:

$10 + the Contingent Return

•  If the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, an amount calculated as follows:

$10 × Underlying Return of the Worst Performing Underlying

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$10
June 2021	Page 8

Auto-Callable Securities due June 27, 2024

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Automatic Redemption Amount:

Table 1 — A Call Event Occurs on a Call Observation Date

Date	Payment (per Security)
1st Call Observation Date	$10.91
2nd Call Observation Date	$11.1375
3rd Call Observation Date	$11.365
4th Call Observation Date	$11.5925
5th Call Observation Date	$11.82
6th Call Observation Date	$12.0475
7th Call Observation Date	$12.275
8th Call Observation Date	$12.5025

If a Call Event occurs on a Call Observation Date, investors will receive an amount on the related Automatic Redemption Date corresponding to $10 plus the Automatic Redemption Premium applicable to such Automatic Redemption Date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in any appreciation of any Underlying.

Redemption Amount

In the following examples, the closing level of each Underlying on each Call Observation Date is less than its respective Call Level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The Final Level of the Worst Performing Underlying is at or above its Downside Threshold Level

Final Level of the Worst Performing Underlying	Redemption Amount (per Security)
70	$10 + $2.73 = $12.73

In this example, the closing level of each Underlying is below its respective Initial Level on each Call Observation Date, and therefore the securities are not redeemed prior to maturity. The Final Level of the Worst Performing Underlying is greater than or equal to its Downside Threshold Level. At maturity, investors receive $12.73 per security, corresponding to $10 plus the Contingent Return of $2.73. However, investors do not participate in any appreciation of any Underlying over the term of the securities.

Example 2 — The Final Level of the Worst Performing Underlying is below its Downside Threshold Level

Final Level of the Worst Performing Underlying	Redemption Amount (per Security)
45	$10 × 0.50 = $5

In this example, the closing level of each Underlying is below its respective Initial Level on each Call Observation Date, and therefore the securities are not redeemed prior to maturity. The Final Level of the Worst Performing Underlying is below its Downside Threshold Level, and accordingly, investors are fully exposed to the negative performance of the

June 2021	Page 9

Auto-Callable Securities due June 27, 2024

Based on the Performance of the Worst Performing of Three Underlyings
Principal at Risk Securities

Worst Performing Underlying over the term of the securities, and will receive a Redemption Amount that is significantly less than the stated principal amount of the securities. The Redemption Amount is $5 per security, representing a loss of 50% on your investment.

If the securities are not automatically redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, you will lose a significant portion or all of your investment in the securities.

June 2021	Page 10

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Principal at Risk Securities

Selected Risk Considerations

This section describes the material risks relating to the securities. For a complete list of risk factors, please see the accompanying underlying supplement, product supplement, the prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the appropriateness of the securities in light of their particular circumstances.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not automatically been redeemed prior to maturity and the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, you will be fully exposed to the decline in the level of the Worst Performing Underlying over the term of the securities, and you will receive for each security that you hold at maturity an amount of cash that is significantly less than the Principal Amount, in proportion to the decline in the level of the Worst Performing Underlying from its Initial Level to its Final Level. Under this scenario, the value of any such payment will be less than 70% of the Principal Amount and could be zero. You may lose up to your entire initial investment in the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	Regardless of the amount of any payment you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The probability that the Final Level of the Worst Performing Underlying will be less than its Downside Threshold Level will depend on the volatility of such Underlying. “Volatility” refers to the frequency and magnitude of changes in the level of an Underlying. The greater the expected volatility with respect to an Underlying on the Trade Date, the higher the expectation as of the Trade Date that the Final Level of such Underlying could be less than its Downside Threshold Level, indicating a higher expected risk of loss on the securities. The terms of the securities are set, in part, based on expectations about the volatility of the Underlyings as of the Trade Date. The volatility of any Underlying can change significantly over the term of the securities. The levels of any Underlying could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlyings and the potential to lose a significant amount of your principal at maturity.

▪	The securities do not pay interest. We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Redemption Amount at maturity is based on the performance of the Underlyings. Because the Redemption Amount due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

▪	Limited appreciation potential. If a Call Event occurs or the Final Level of every Underlying is greater than or equal to its respective Downside Threshold Level, the appreciation potential of the securities will be limited to (i) the Automatic Redemption Premium applicable to the relevant Call Observation Date or (ii) the Contingent Return, as set forth in “Key Terms” herein, regardless of any appreciation in the Underlying, which may be significant. Any payment on the securities is subject to our ability to pay our obligations as they become due.

▪	The securities are subject to a potential Automatic Redemption, which exposes you to reinvestment risk. The securities are subject to a potential Automatic Redemption. If the securities are automatically redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal

June 2021	Page 11

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Principal at Risk Securities

Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Underlyings

▪	You will be subject to risks relating to the relationship between the Underlyings. The securities are linked to the individual performance of each Underlying. As such, the securities will perform poorly if only one of the Underlyings performs poorly. For example, if one Underlying appreciates from its Initial Level to its Final Level, but the Final Level of the Worst Performing Underlying is less than its Downside Threshold Level, you will be exposed to the depreciation of the Worst Performing Underlying and you will not benefit from the performance of any other Underlying. Each additional Underlying to which the securities are linked increases the risk that the securities will perform poorly. By investing in the securities, you assume the risk that the Final Level of at least one of the Underlyings will be less than its Downside Threshold Level, regardless of the performance of any other Underlying.

It is impossible to predict the relationship between the Underlyings. If the performances of the Underlyings exhibit no relationship to each other, it is more likely that one of the Underlyings will cause the securities to perform poorly. However, if the performances of the equity securities included in each Underlying are related such that the performances of the Underlyings are correlated, then there is less likelihood that only one Underlying will cause the securities to perform poorly. Furthermore, to the extent that each Underlying represents a different market segment or market sector, the risk of one Underlying performing poorly is greater. As a result, you are not only taking market risk on each Underlying, you are also taking a risk relating to the relationship among the Underlyings.

▪	No ownership rights relating to the Underlyings. Your return on the securities will not reflect the return you would realize if you actually owned the equity securities that comprise the Underlyings. The return on your investment is not the same as the total return you would receive based on the purchase of the equity securities that comprise the Underlyings. For example, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the equity securities that comprise the Underlyings.

▪	Adjustments to the Underlyings could adversely affect the value of the securities. The publisher of each Underlying may add, delete or substitute the component stocks of such Underlying or make other methodological changes that could change the value of such Underlying. Any of these actions could adversely affect the value of the securities. The publisher of each Underlying may also discontinue or suspend calculation or publication of such Underlying at any time. In these circumstances, Credit Suisse International, as the calculation agent, will have the sole discretion to substitute a successor underlying that is comparable to the discontinued Underlying. Credit Suisse International could have an economic interest that is different than that of investors in the securities insofar as, for example, Credit Suisse International is permitted to consider Underlyings that are calculated and published by Credit Suisse International or any of its affiliates. If Credit Suisse International determines that there is no appropriate successor underlying on the Valuation Date, the amount payable at maturity will be based on the value of such Underlying, based on the closing prices of the stocks constituting such Underlying at the time of such discontinuance, without rebalancing or substitution, computed by Credit Suisse International as calculation agent in accordance with the formula for calculating such Underlying last in effect prior to such discontinuance, as compared to the Initial Level.

▪	Foreign company risk. Some of the assets included in the Nasdaq-100 Index® are issued by foreign companies. Foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. Foreign companies may be subject to different political, market, economic, regulatory and other risks than those applicable to domestic companies, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of some of the equity securities included in the Nasdaq-100 Index®, and therefore the performance of the Nasdaq-100 Index® and the value of the securities.

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Principal at Risk Securities

▪	The closing level of the EURO STOXX® Banks Index will not be adjusted for changes in exchange rates relative to the U.S. Dollar even though the equity securities included in the EURO STOXX® Banks Index are traded in a foreign currency and the securities are denominated in U.S. Dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. Dollar and the currencies in which the equity securities included in the EURO STOXX® Banks Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. Dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

▪	Foreign securities markets risk. Some or all of the assets included in the EURO STOXX® Banks Index are issued by foreign companies and trade in foreign securities markets. Investments in the securities therefore involve risks associated with the securities markets in those countries, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The equity securities included in the EURO STOXX® Banks Index may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of the equity securities included in the EURO STOXX® Banks Index, and therefore the performance of the EURO STOXX® Banks Index and the value of the securities.

▪	The stocks included in the EURO STOXX® Banks Index are concentrated in one particular sector. All of the stocks included in the EURO STOXX® Banks Index are issued by companies in a single sector. As a result, the stocks that will determine the performance of the EURO STOXX® Banks Index are concentrated in a single sector. Although an investment in the securities will not give holders any ownership or other direct interests in the stocks held by the EURO STOXX® Banks Index, the return on an investment in the securities will be subject to certain risks associated with a direct equity investment in companies in a single sector. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in a broader range of sectors.

▪	Government regulatory action, including legislative acts and executive orders, could result in material changes to the Underlyings and could negatively affect your return on the securities. Government regulatory action, including legislative acts and executive orders, could materially affect the Underlyings. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

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Risks Relating to the Issuer

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

▪
Hedging and trading activity. We, any dealer or any of our or their respective affiliates may carry out hedging activities related to the securities, including in instruments related to the Underlyings. We, any dealer or our or their respective affiliates may also trade instruments related to the Underlyings from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Downside Threshold Level and the Call Level for each Underlying and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of an Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Levels of the Underlyings, and therefore, could increase the Downside Threshold Levels, which are the respective levels at or above which each Underlying must close in order for you to receive the Contingent Return and so that you are not exposed to the negative performance of the Worst Performing Underlying on the Valuation Date, and Call Levels, which are the respective levels at or above which each Underlying must close in order for you to receive the Automatic Redemption Amount applicable to an Automatic Redemption Date. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date may be less than the Price to Public.” Therefore, in addition to the levels of any Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o       the expected and actual volatility of the Underlyings;

o       the expected and actual correlation, if any, between the Underlyings;

o       the time to maturity of the securities;

o        the dividend rate on the equity securities included in the Underlyings;

o       interest and yield rates in the market generally;

o       investors’ expectations with respect to the rate of inflation;

o       events affecting companies engaged in the respective industry tracked by the EURO STOXX® Banks Index;

o       geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Underlyings or markets generally and which may affect the levels of the Underlyings; and

o       our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	The estimated value of the securities on the Trade Date may be less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). The costs included in the original Price to Public of the securities will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of MSSB has an ownership interest, for providing certain electronic platform services with respect to this offering. MSSB is acting as a dealer in connection with the distribution of the securities. These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and

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commissions that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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The Underlyings

S&P 500® Index Summary

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float-adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943.

Information as of market close on June 15, 2021:

Bloomberg Ticker Symbol:	SPX
Current Closing Level:	4,246.59
52 Weeks Ago (on 6/16/2020):	3,124.74
52 Week High (on 6/14/2021):	4,255.15
52 Week Low (on 6/26/2020):	3,009.05

For additional information about the S&P 500® Index, see “S&P 500® Index” in the accompanying underlying supplement. Furthermore, for additional historical information, see “S&P 500® Index Historical Performance” below.

Nasdaq-100 Index® Summary

The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market. The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on Nasdaq (which may be the official closing price published by Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value.

Information as of market close on June 15, 2021:

Bloomberg Ticker Symbol:	NDX
Current Closing Level:	14,030.41
52 Weeks Ago (on 6/16/2020):	9,949.37
52 Week High (on 6/14/2021):	14,128.20
52 Week Low (on 6/26/2020):	9,849.36

For additional information about the Nasdaq-100 Index®, see “Nasdaq-100 Index®” in the accompanying underlying supplement. Furthermore, for additional historical information, see “Nasdaq-100 Index® Historical Performance” below.

EURO STOXX® Banks Index Summary

The EURO STOXX® Banks Index is a free-float market capitalization index that currently includes 25 stocks of banks market sector leaders from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Not all 11 countries are represented in the EURO STOXX® Banks Index at any given time.

Information as of market close on June 15, 2021:

Bloomberg Ticker Symbol:	SX7E
Current Closing Level:	98.54
52 Weeks Ago (on 6/16/2020):	64.32
52 Week High (on 6/3/2021):	100.39
52 Week Low (on 10/29/2020):	52.36
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For additional information about the EURO STOXX® Banks Index, see “EURO STOXX® Banks Index” in the accompanying underlying supplement. Furthermore, for additional historical information, see “EURO STOXX® Banks Index Historical Performance” below.

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S&P 500® Index Historical Performance

The following graph sets forth the daily closing levels of the S&P 500® Index for the period from January 4, 2016 through June 15, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter in the same period. The closing level on June 15, 2021 was 4,246.59. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the S&P 500® Index on any trading day.

S&P 500® Index Daily Closing Levels January 4, 2016 to June 15, 2021

* The solid red line in the graph indicates the hypothetical Downside Threshold Level, assuming the closing level on June 15, 2021 was the Initial Level.
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S&P 500® Index	High	Low	Period End
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter (through June 15, 2021)	4,255.15	4,019.87	4,246.59
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Nasdaq-100 Index® Historical Performance

The following graph sets forth the daily closing levels of the Nasdaq-100 Index® for the period from January 4, 2016 through June 15, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Nasdaq-100 Index® for each quarter in the same period. The closing level on June 15, 2021 was 14,030.41. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the Nasdaq-100 Index® should not be taken as an indication of future performance, and no assurance can be given as to the level of the Nasdaq-100 Index® on any trading day.

Nasdaq-100 Index® Daily Closing Levels January 4, 2016 to June 15, 2021

* The solid red line in the graph indicates the hypothetical Downside Threshold Level, assuming the closing level on June 15, 2021 was the Initial Level.
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Nasdaq-100 Index®	High	Low	Period End
2016
First Quarter	4,497.86	3,947.80	4,483.66
Second Quarter	4,565.42	4,201.06	4,417.70
Third Quarter	4,891.36	4,410.75	4,875.70
Fourth Quarter	4,965.81	4,660.46	4,863.62
2017
First Quarter	5,439.74	4,911.33	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,981.92	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter (through June 15, 2021)	14,128.20	13,001.63	14,030.41
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EURO STOXX® Banks Index Historical Performance

The following graph sets forth the daily closing levels of the EURO STOXX® Banks Index for the period from January 4, 2016 through June 15, 2021. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the EURO STOXX® Banks Index for each quarter in the same period. The closing level on June 15, 2021 was 98.54. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the EURO STOXX® Banks Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the EURO STOXX® Banks Index on any trading day.

EURO STOXX® Banks Index Daily Closing Levels January 2, 2015 to June 15, 2021

* The solid red line in the graph indicates the hypothetical Downside Threshold Level, assuming the closing level on June 15, 2021 was the Initial Level.
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EURO STOXX® Banks Index	High	Low	Period End
2016
First Quarter	125.04	89.65	101.38
Second Quarter	111.28	79.03	83.25
Third Quarter	99.11	78.37	92.54
Fourth Quarter	120.34	91.84	117.67
2017
First Quarter	127.52	111.98	127.52
Second Quarter	139.87	118.94	131.16
Third Quarter	139.91	127.83	138.38
Fourth Quarter	137.82	129.98	130.48
2018
First Quarter	143.05	123.72	125.69
Second Quarter	131.97	109.41	110.45
Third Quarter	116.73	104.16	106.55
Fourth Quarter	106.08	84.80	87.04
2019
First Quarter	98.51	86.61	93.25
Second Quarter	103.60	85.57	88.14
Third Quarter	92.04	77.45	87.70
Fourth Quarter	98.75	82.90	96.71
2020
First Quarter	102.00	50.65	54.34
Second Quarter	70.45	48.74	62.82
Third Quarter	67.24	52.98	54.50
Fourth Quarter	78.88	52.36	73.77
2021
First Quarter	90.91	70.41	88.07
Second Quarter (through June 15, 2021)	100.39	85.07	98.54
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United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the Trade Date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the Trade Date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular

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circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Principal at Risk Securities

Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU may offer the securities at the offering price set forth on the cover page of this pricing supplement and may receive varying discounts and commissions of up to $0.30 per $10.00 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU varying discounts and commissions of up to $0.30 for each security they sell, of which $0.05 per $10.00 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

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